                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    The Dow Chemical Company

Address of Joint Filer:                 2211 H.H. Dow Way, Midland, Michigan
                                        48674

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or Trading
Symbol:                                 AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                       10/2/2018

Designated Filer:                       DowDuPont Inc.